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                                                                   Exhibit 99.1

                   EQUITABLE RESOURCES, INC. AND SUBSIDIARIES
                      ALL QUARTERS FOR THE YEAR ENDING 2000
                  STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)
                      (Thousands except per share amounts)

                                                   Mar 31          Jun 30         Sept 30          Dec 31           YTD
                                               -------------   -------------   -------------   -------------   -------------
Operating revenues                                $ 374,877       $ 332,497       $ 335,284       $ 609,560     $ 1,652,218
Cost of sales                                       208,939         195,140         213,889         457,299       1,075,267
                                               -------------   -------------   -------------   -------------   -------------
     Net operating revenues                         165,938         137,357         121,395         152,261         576,951
                                               -------------   -------------   -------------   -------------   -------------

OPERATING EXPENSES:
   Operation and maintenance                         19,835          21,708          21,526          39,951         103,020
   Production and Exploration                        10,258          13,013          11,214          11,385          45,870
   Selling, general and administrative               30,313          25,030          24,996          35,711         116,050
   Depreciation, depletion and amortization          29,784          26,935          21,033          20,025          97,777
                                               -------------   -------------   -------------   -------------   -------------
        Total operating expenses                     90,190          86,686          78,769         107,072         362,717
                                               -------------   -------------   -------------   -------------   -------------

Operating income                                     75,748          50,671          42,626          45,189         214,234

Other gain (loss)                                         -          (6,951)              -           6,561            (390)
Equity earnings of nonconsolidated
  investments                                         1,434             990           5,711          17,026          25,161
                                               -------------   -------------   -------------   -------------   -------------

EARNINGS BEFORE INTEREST & TAXES (EBIT)              77,182          44,710          48,337          68,776         239,005

Interest charges                                     15,795          19,239          21,176          19,451          75,661
                                               -------------   -------------   -------------   -------------   -------------

Income before income taxes                           61,387          25,471          27,161          49,325         163,344
Income taxes                                         22,284           9,246           8,020          17,621          57,171
                                               -------------   -------------   -------------   -------------   -------------

NET INCOME                                         $ 39,103        $ 16,225        $ 19,141        $ 31,704       $ 106,173
                                               =============   =============   =============   =============   =============

EARNINGS PER SHARE OF COMMON STOCK:

     Basic:
          Weighted average common
            shares outstanding                       32,660          32,637          32,469          32,452          32,550

               Net income                            $ 1.20          $ 0.50          $ 0.59          $ 0.98          $ 3.26

     Diluted:
          Weighted average common
            shares outstanding                       33,110          33,152          33,150          33,270          33,166

               Net income                            $ 1.18          $ 0.49          $ 0.58          $ 0.95          $ 3.20

(A) Due to the seasonal nature of the Company's natural gas distribution and energy marketing businesses, and the volatility of gas and oil commodity prices, the interim statements for the three month periods are not indicative of results for a full year.


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